Exhibit 21

                          Subsidiaries of the Company

Set forth below is information concerning the Company's (CCEI) subsidiaries and their respective ownership.

                                   Jurisdiction             Percentage
Name                               and Form                 of Ownership

Circus Circus Casinos, Inc.(1)     Nevada corporation        100% CCEI
Slots-A-Fun, Inc.(2)               Nevada corporation        100% CCEI
Edgewater Hotel Corporation(3)     Nevada corporation        100% CCEI
Colorado Belle Corp.(4)            Nevada corporation        100% CCEI
New Castle Corp.(5)                Nevada corporation        100% CCEI
Ramparts, Inc.(6)                  Nevada corporation        100% CCEI
Circus Circus Mississippi, Inc.(7) Mississippi corporation   100% CCEI
Pinkless, Inc.                     Nevada corporation        100% CCEI
Mandalay Corp.                     Nevada corporation        100% CCEI
Circus Circus Development Corp.    Nevada corporation        100% CCEI
Ramparts International             Nevada corporation        100% CCEI
Galleon, Inc.("GI")                Nevada corporation        100% CCEI
M.S.E. Investments,
   Incorporated  ("MSE")           Nevada corporation        100% CCEI
Last Chance Investments,
   Incorporated ("LCI")            Nevada corporation        100% CCEI
Goldstrike Investments,
   Incorporated ("GSI")            Nevada corporation        100% CCEI
Diamond Gold, Inc. ("DGI")         Nevada corporation        100% CCEI
Oasis Development Company,
   Inc. ("ODC")                    Nevada corporation        100% CCEI
Goldstrike Finance Company, Inc.   Nevada corporation        100% CCEI
Railroad Pass Investment Group
   ("RPIG")(9)                     Nevada partnership         70% MSE
                                                              20% LCI
                                                              10% GSI
Jean Development Company
   ("JDC")(10)                     Nevada partnership         40% MSE
                                                              40% LCI
                                                              20% GSI
Jean Development West ("JDW")(11)  Nevada partnership         40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% DGI
Nevada Landing Partnership ("NLP") Illinois partnership       40% MSE
                                                              40% LSI
                                                               5% GSI
                                                              15% DGI
Gold Strike L.V. ("GSLV")          Nevada partnership         52% MSE
                                                              39% LCI
                                                             6.5% GSI
                                                             2.5% DGI
Jean Development North ("JDN")      Nevada partnership      47.5% MSE
                                                            38.5% LCI
                                                               5% GSI
                                                               9% DGI
Lakeview Gaming Partnerships
  Joint Venture                     Nevada partnership        25% RPIG
                                                              25% JDC
                                                              25% JDN
                                                              25% JDW
Gold Strike Resorts, Inc.           Nevada corporation       100% CCEI
Gold Strike Fuel Company            Nevada partnership       16 % MSE
                                                             16 % LCI
                                                             16 % GSI
                                                              50% ODC
Jean Fuel Company West              Nevada partnership        40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% ODC
Goldstrike Aviation, Incorporated   Nevada corporation       100% CCEI
Circus Circus Missouri, Inc.        Missouri corporation     100% CCEI
Circus Circus Louisiana, Inc.
   ("CCLI")                         Louisiana corporation    100% CCEI
Circus Circus Michigan, Inc.( CCM ) Michigan corporation     100% CCEI
Circus Australia Casino, Inc.       Nevada corporation       100% CCEI
Circus Circus Indiana, Inc.         Indiana corporation      100% CCEI
Circus Circus New Jersey, Inc.      New Jersey corporation   100% CCEI
Pine Hills Development II ("PHDII") Mississippi partnership   58% MSE
                                                              32% LCI
                                                             7.5% GSI
                                                             2.5% DGI
Scentsational, Inc.                 Nevada corporation       100% CCEI
Racing Boats, Inc.                  Nevada corporation       100% CCEI

Other Interests:

Darling Casino Limited              Australian public
                                      company limited
                                      by shares               50% CCEI
Circus and Eldorado Joint Venture  Nevada partnership         50% GI
Detroit Entertainment, L.L.C.      Michigan limited
                                     liability company        45% CCM
Victoria Partners                  Nevada partnership         50% GSLV
Elgin Riverboat Resort             Illinois partnership       50% NLP
Pine Hills Development             Mississippi partnership    90% PHDII

(1)  Doing business as Circus Circus Hotel & Casino-Las Vegas,
     Circus Circus Hotel & Casino-Reno and Silver City Casino.

(2)  Doing business as Slots-A-Fun Casino.

(3)  Doing business as Edgewater Hotel & Casino.

(4)  Doing business as Colorado Belle Hotel & Casino.

(5)  Doing business as Excalibur Hotel & Casino.

(6)  Doing business as Luxor Hotel & Casino.

(7)  Doing business as Gold Strike Casino Resort.

(8)  Doing business as Railroad Pass Hotel & Casino.

(9)  Doing business as Gold Strike Hotel and Gambling Hall.

(10) Doing business as Nevada Landing Hotel & Casino.